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                                    EXHIBIT 23.2


                          CONSENT OF INDEPENDENT AUDITORS




The Board of Directors and Stockholders
Exar Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-58991, 333-37369 and 333-37371) and Form S-3 (No.
33-59071) of Exar Corporation of our report dated May 2, 1996, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Exar Corporation and subsidiaries for the year ended March 31, 1996, and the related consolidated financial statement schedule, which report appears in the March 31, 1998, annual report on Form 10-K of Exar Corporation.

KPMG PEAT MARWICK LLP


Mountain View, California
June 18, 1998